Exhibit 99.1

DATE & TIME CHANGE FOR McEWEN MINING Q2 2014 CONFERENCE CALL

NEW DATE: FRIDAY AUGUST 8, 11 AM EDT

TORONTO, ONTARIO - (August 7, 2014) - McEwen Mining (NYSE: MUX) (TSX: MUX) The McEwen Mining Q2 2014 conference call that was scheduled for today has been rescheduled for Friday August 8, 2014 at 11 am EDT.

WEBCAST:

http://www.gowebcasting.com/lobby/5835

TELEPHONE:

Participant dial-in number(s): 647-788-4922 / 877-223-4471

Conference ID: 76213182

REPLAY:
Dial-in number(s): 416-621-4642 / 800-585-8367
Conference ID: 76213182

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina. McEwen Mining has 297,417,091 shares issued and outstanding at August 7, 2014. Rob McEwen, Chief Owner, Chairman and CEO owns 25% of the shares of the Company.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland Director, Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 150 King Street West Suite 2800, P.O Box 24 Toronto, Ontario, Canada M5H 1J9 E-mail: info@mcewenmining.com
Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining